AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

(a Nevada corporation)

and

CAFÉ SERENDIPITY HOLDINGS, INC.

(a Nevada corporation)

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

Agreement

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated this _____day of January  2015 (the “Effective Date”), is by and among mCig, Inc., a Nevada corporation, (“MCIG”), and Café Serendipity Holdings, Inc. f/k/a Force Fuels, Inc. (“FOFU” and with MCIG may collectively be referred to herein as the “Parties”, or individually as a “Party”.)

RECITALS

            Whereas, MCIG is a public technology company whose common stock trades on the OTC Markets OTCQB exchange, and is focused on two long-term secular trends: (1) the decriminalization and legalization of marijuana for medicinal or recreational purposes - legalizing medicinal and recreational marijuana usage is steadily on the rise not only domestically but also internationally; and (2) the adoption of electronic vaporizing cigarettes.

            Whereas,  Cafe Serendipity Holdings Inc. currently trading under the symbol FOFU is a public company whose common stock trades on the OTC Markets Pink Sheets , and is a builder of upscale licensees of and turnkey franchises to the Recreational and Medical Marijuana industry; and

            WHEREAS, each Party wishes to receive securities of equal value in the other entity;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

ARTICLE I

Fundamental Terms and Conditions

            1.1       Recitals.  The parties acknowledge and agree that the “Recitals” stated above are true and correct in all material respects.

            1.2.      Share Exchange.  At Closing (as hereinafter defined in Section 8.1) MCIG hereby shall exchange three (3) million restricted shares of MCIG Common stock (the “MCIG Shares”) in return for ten (10) million restricted shares of FOFU Common stock (the “FOFU Shares”) . The Parties agree that twelve months after the  Closing Date (as hereinafter defined in Section 8.1) (“Valuation Period”), the Parties will true-up the amount of shares exchanged in accordance with the provisions of Section 9.2.  The Parties agree that the respective MCIG Shares and FOFU Shares shall be issued to MCIG and FOFU and not distributed to any one or more shareholders.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

The parties hereby agree that the MCIG Shares to be issued to the Shareholders shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act"), and pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

ARTICLE II

Representations and Warranties of MCIG

             MCIG hereby represents and warrants to FOFU that:

2.1       Organization. MCIG is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2       Capital. The authorized shares of MCIG consists of five hundred and sixty million (560,000,000) shares of $0.0001 par value common stock, and twenty three million (23,000,000) shares of $0.0001 par value preferred stock.  As of the Effective Date, 271,972,671shares of common stock are issued and outstanding, and twenty three million (23,000,000) shares of Series A preferred stock are issued and outstanding. All of the outstanding common shares are duly and validly issued, fully paid and non‑assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating MCIG to issue any additional shares of any class, except as disclosed to FOFU.

2.3       SEC Filings; Financial Statements.

(a) MCIG has delivered (or made available on the Securities and Exchange Commission, or “SEC,” website) to FOFU accurate and complete copies of all registration statements, and other statements, reports, schedules, forms and other documents filed by MCIG with, and all MCIG Certifications (as defined below) filed or furnished by MCIG with or to, the SEC (collectively, the “MCIG SEC Reports”).  All statements, reports, schedules, forms and other documents required to have been filed or furnished by MCIG with or to the SEC have been so filed or furnished except for certain amendments in response to SEC comments  As of the time it was filed with or furnished to the SEC, none of the MCIG SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by the filing or furnishing of any responsive to SEC comments or the applicable amending or superseding MCIG SEC Reports.

(b) The financial statements (including any related notes) contained or incorporated by reference in the MCIG SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

(ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act of 1934, as amended, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present in all material respects the consolidated financial position of MCIG as of the respective dates thereof and the consolidated results of operations and cash flows of MCIG for the periods covered thereby.

(c) To the Knowledge of MCIG, MCIG’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to MCIG within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by MCIG’s auditors for MCIG or any of its Subsidiaries were approved as required by Section 202 of the Sarbanes-Oxley Act.

2.4 Absence of Changes. Between the last MCIG SEC Report and the date of this Agreement, no event has occurred that would reasonably be expected to have or result in a MCIG Material Adverse Effect. “MCIG Material Adverse Effect” or “Effect”, for this Article II  shall mean any effect that, considered together with all other effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of MCIG; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a MCIG Material Adverse Effect: Effects resulting (i) from conditions generally affecting the industries in which MCIG participates or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on MCIG taken as a whole; (ii) changes in the trading price or trading volume of MCIG common stock (it being understood, however, that any Effect causing or contributing to such changes in the trading price or trading volume of MCIG common stock may constitute a MCIG Material Adverse Effect and may be taken into account in determining whether a MCIG Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; (vi) the taking of any action required by this Agreement; and (vii) the ability of MCIG to perform any of its covenants or obligations under the Agreement.

2.5 Title to Assets. MCIG owns, and has good, valid and marketable title to, all assets purported to be owned by them, including: (a) all assets reflected on the audited consolidated balance sheet included in MCIG’s annual report on Form 10-K for the year ending on May 31, 2014 as filed with the SEC.  All of said assets are owned by the MCIG free and clear of any Encumbrances.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

2.6 Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the MCIG are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of MCIG in the manner in which such businesses are currently being conducted. MCIG does not own any real property or any interest in real property.

2.7 Intellectual Property

(a)  MCIG SEC Reports discloses: (i) all Registered Intellectual Property in which the MCIG has an ownership interest; and (ii) all IP contracts relating to MCIG Intellectual Property. For purposes of this Agreement the term “MCIG Intellectual Property” shall mean all Registered Intellectual Property in which any MCIG has an ownership interest and all other Intellectual Property that is used by or licensed to the MCIG.

(b) To the MCIG’s Knowledge, the MCIG Intellectual Property, is and are valid and enforceable. To the MCIG’s Knowledge, there are no facts, proceedings, claims or challenges that cause or would cause any MCIG Intellectual Property to be invalid or unenforceable, or challenging the MCIG’ rights in any MCIG Intellectual Property.

(c) To the MCIG’s Knowledge, none of the MCIG or any of their respective current or contemplated activities, or products misappropriates, violates or otherwise conflicts with, or has infringed, misappropriated, violated or otherwise conflicted with, or will infringe, misappropriate, violate or otherwise conflict with, any Intellectual Property of any Person.

2.8 Material contracts. Except for this Agreement, as of the date of this Agreement, MCIG is not a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) that is not filed as an exhibit to a MCIG SEC Report.

2.9 Liabilities.  MCIG has no accrued, contingent or other liabilities required by GAAP to be set forth on a consolidated balance sheet of MCIG or in the notes thereto, except for liabilities identified as such, or specifically reserved against, in the MCIG in the MCIG SEC Reports.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

2.10 Compliance with Legal Requirements.

(a) MCIG and Persons acting in concert with or on behalf of the MCIG are not, nor has any of them since the last MCIG SEC Report been, in violation of any Legal Requirement applicable to MCIG or by which any of their respective properties are bound or any regulation issued under any of the foregoing or has been notified in writing by any Governmental Body of any violation, or any investigation with respect to any such Legal Requirement. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including FINRA).

(b) MCIG has all material Authorizations from governmental authorities required to conduct their business as now being conducted. Such Authorizations are valid and in full force and effect, and MCIG and Persons acting in concert with and on their behalf are in compliance in all material respects with all such Authorizations.

(c)  MCIG has, and (to the Knowledge of MCIG) no Representative of  MCIG with respect to any matter relating to MCIG, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

2.11 Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of MCIG with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “MCIG Returns”): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes of MCIG, whether or not shown on the MCIG Returns, due on or before the Closing Date, have been or will be paid on or before the Closing Date.

(b) The MCIG SEC Reports Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with GAAP, except for liabilities for Taxes incurred since the date of the latest MCIG SEC Report Balance Sheet in the operation of the business of the MCIG.

(c) MCIG is not currently being audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of MCIG Returns has been granted (by MCIG or any other Person), and no such extension or waiver has been requested from any Acquiring Corporation.

(d) No claim or Legal Proceeding is pending or, to the Knowledge of MCIG, has been threatened against it in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by MCIG with respect to any Tax. There are no liens for material Taxes upon any of the assets of MCIG.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

2.12 Legal Proceedings; Orders.

(a) Except as set forth in the MCIG SEC Reports, there is no pending Legal Proceeding, and (to the Knowledge of MCIG) no Person has threatened to commence any Legal Proceeding: (i) that involves MCIG, any business of MCIG or any of the assets owned, leased or used by MCIG; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any other contemplated transactions. To the Knowledge of MCIG, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any Legal Proceeding of the type described herein. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

(b) There is no Order to which MCIG, or any of the assets owned or used by MCIG, is subject. To the Knowledge of MCIG, no officer or other key employee of MCIG is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the MCIG.

2.13 Authority; Binding Nature of Agreement. MCIG has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of MCIG (at a meeting duly called and held or acting by written consent) as of the date of this Agreement has: (a) unanimously determined that the issuance of MCIG Shares is advisable and fair to, and in the best interests of, MCIG and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by MCIG; and (c) unanimously recommended the approval of the issuance of MCIG Shares. This Agreement constitutes the legal, valid and binding obligation of MCIG,  enforceable against them in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.14 Vote Required. The only vote required to approve the issuance of MCIG Shares is the affirmative vote of the Board of Directors of MCIG.

2.15 Non-Contravention; Consents. The execution, delivery or performance of this Agreement or any of the other contracts referred to in this Agreement will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation or bylaws of MCIG; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of MCIG;

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which MCIG, or any of the assets owned or used by the MCIG, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of MCIG or that otherwise relates to the business of any of the MCIG or to any of the assets owned or used by any of MCIG;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any MCIG Material contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such contract; (iii) accelerate the maturity or performance of any such MCIG Material contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such MCIG Material contract; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the MCIG (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the MCIG).

2.16 Valid Issuance. The MCIG Shares to be issued has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, however it will be subject to restriction on resale under the Securities Act.

2.17 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made or alleged to have been made by or on behalf of MCIG.

2.18 Over-the-Counter Bulletin Board Quotation. MCIG Common Stock is quoted on the OTC Markets  There is no action or proceeding pending or, to MCIG’s Knowledge, threatened against MCIG by FINRA with respect to any intention by such entities to prohibit or terminate the quotation of MCIG Common Stock on the OTCQB.

2.19 Full Disclosure. To MCIG’s Knowledge, this Agreement does not, and the certificate referred to in Section 7.6 will not: (i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

8 | Page

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

ARTICLE III

Representations and Warranties of FOFU

            FOFU represents and warrants to MCIG that:

      3.1 Organization. FOFU is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

            3.2       Capital. The authorized shares of FOFU consists of one hundred million (500,000,000) shares of $0.001 par value common stock.  As of the Effective Date, 90,506,875 shares of common stock are issued and outstanding. All of the outstanding common shares are duly and validly issued, fully paid and non‑assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating FOFU to issue any additional shares of any class, except as disclosed to MCIG.

3.3       SEC and Pink Sheet Filings; Financial Statements.

(a) FOFU has delivered (or made available on the Securities and Exchange Commission, or “SEC,” or the OTC Markets website) to FOFU accurate and complete copies of all registration statements, and other statements, reports, schedules, forms and other documents filed by FOFU with, and all FOFU Certifications (as defined below) filed or furnished by FOFU with or to, the SEC (collectively, the “FOFU SEC and Pink Sheet Reports”).  All statements, reports, schedules, forms and other documents required to have been filed or furnished by FOFU with or to the SEC have been so filed or furnished. As of the time it was filed with or furnished to the SEC, none of the FOFU SEC and Pink Sheet Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by the filing or furnishing of any responsive to SEC comments or the applicable amending or superseding FOFU SEC Documents.

(b) The financial statements (including any related notes) contained or incorporated by reference in the FOFU SEC and Pink Sheet Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC or OTC Markets  applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

statements or, in the case of unaudited financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present in all material respects the consolidated financial position of FOFU as of the respective dates thereof and the consolidated results of operations and cash flows of FOFU for the periods covered thereby.

(c) To the Knowledge of FOFU, FOFU’s SEC auditor was at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to FOFU within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by FOFU’s auditors for FOFU or any of its Subsidiaries were approved as required by Section 202 of the Sarbanes-Oxley Act.

3.4 Absence of Changes. Between the last FOFU SEC Report and the date of this Agreement, no event has occurred that would reasonably be expected to have or result in a FOFU Material Adverse Effect. “FOFU Material Adverse Effect” or “Effect”, for this Article II  shall mean any effect that, considered together with all other effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of FOFU; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a FOFU Material Adverse Effect: Effects resulting (i) from conditions generally affecting the industries in which FOFU participates or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on FOFU taken as a whole; (ii) changes in the trading price or trading volume of FOFU common stock (it being understood, however, that any Effect causing or contributing to such changes in the trading price or trading volume of FOFU common stock may constitute a FOFU Material Adverse Effect and may be taken into account in determining whether a FOFU Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; (vi) the taking of any action required by this Agreement; and (vii) the ability of FOFU to perform any of its covenants or obligations under the Agreement.

3.5 Title to Assets. FOFU owns, and has good, valid and marketable title to, all assets purported to be owned by them, including: (a) all assets reflected on the audited consolidated balance sheet included in FOFU’s annual report.  All of said assets are owned by the FOFU free and clear of any Encumbrances. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement,

10 | Page

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

3.6 Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the FOFU are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of FOFU in the manner in which such businesses are currently being conducted. FOFU does not own any real property or any interest in real property.

3.7 Intellectual Property

(a)  FOFU SEC and Pink Sheet Reports discloses: (i) all Registered Intellectual Property in which the FOFU has an ownership interest; and (ii) all IP contracts relating to FOFU Intellectual Property. For purposes of this Agreement the term “FOFU Intellectual Property” shall mean all Registered Intellectual Property in which any FOFU has an ownership interest and all other Intellectual Property that is used by or licensed to the FOFU.

(b) To the FOFU’s Knowledge, the FOFU Intellectual Property, is and are valid and enforceable. To the FOFU’s Knowledge, there are no facts, proceedings, claims or challenges that cause or would cause any FOFU Intellectual Property to be invalid or unenforceable, or challenging the FOFU’ rights in any FOFU Intellectual Property.

(c) To the FOFU’s Knowledge, none of the FOFU or any of their respective current or contemplated activities, or products misappropriates, violates or otherwise conflicts with, or has infringed, misappropriated, violated or otherwise conflicted with, or will infringe, misappropriate, violate or otherwise conflict with, any Intellectual Property of any Person.

3.8 Material contracts. Except for this Agreement, as of the date of this Agreement, FOFU is not a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) that is not filed as an exhibit to a FOFU SEC or Pink Sheet Report.

3.9 Liabilities.  FOFU has no accrued, contingent or other liabilities required by GAAP to be set forth on a consolidated balance sheet of FOFU or in the notes thereto, except for liabilities identified as such, or specifically reserved against, in the FOFU in the FOFU SEC and Pink Sheet Reports.

3.10 Compliance with Legal Requirements.

(a) FOFU and Persons acting in concert with or on behalf of the FOFU are not, nor has any of them since the last FOFU SEC and Pink Sheet Report been, in violation of any Legal Requirement applicable to FOFU or by which any of their respective properties are bound or any regulation issued under any of the foregoing or has been notified in writing by any

11 | Page

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

Governmental Body of any violation, or any investigation with respect to any such Legal Requirement. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including FINRA).

(b) FOFU has all material Authorizations from governmental authorities required to conduct their business as now being conducted. Such Authorizations are valid and in full force and effect, and FOFU and Persons acting in concert with and on their behalf are in compliance in all material respects with all such Authorizations.

(c)  FOFU has, and (to the Knowledge of FOFU) no Representative of  FOFU with respect to any matter relating to FOFU, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

3.11 Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of FOFU with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “FOFU Returns”): (i)  will be filed on or before the June 30th 2015 (including any extensions of such due date); and (ii)  will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes of FOFU, whether or not shown on the FOFU Returns, due on or before the Closing Date, have been or will be paid on or before June 30th 2015.

(b) The FOFU SEC and Pink Sheet Reports Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with GAAP, except for liabilities for Taxes incurred since the date of the latest FOFU SEC Report  Balance Sheet in the operation of the business of the FOFU.

(c) FOFU is not currently being audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of FOFU Returns has been granted (by FOFU or any other Person), and no such extension or waiver has been requested from any Acquiring Corporation.

(d) No claim or Legal Proceeding is pending or, to the Knowledge of FOFU, has been threatened against it in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by FOFU with respect to any Tax. There are no liens for material Taxes upon any of the assets of FOFU.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

3.12 Legal Proceedings; Orders.

(a) Except as set forth in the FOFU SEC and Pink Sheet Reports, there is no pending Legal Proceeding, and (to the Knowledge of FOFU) no Person has threatened to commence any Legal Proceeding: (i) that involves FOFU, any business of FOFU or any of the assets owned, leased or used by FOFU; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering or any other contemplated transactions. To the Knowledge of FOFU, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any Legal Proceeding of the type described herein. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

(b) There is no Order to which FOFU, or any of the assets owned or used by FOFU, is subject. To the Knowledge of FOFU, no officer or other key employee of FOFU is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the FOFU.

3.13 Authority; Binding Nature of Agreement. FOFU has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of FOFU (at a meeting duly called and held or acting by written consent) as of the date of this Agreement has: (a) unanimously determined that the issuance of FOFU Shares is advisable and fair to, and in the best interests of, FOFU and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by FOFU; and (c) unanimously recommended the approval of the issuance of FOFU Shares Common. This Agreement constitutes the legal, valid and binding obligation of FOFU,  enforceable against them in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.14 Vote Required. The only vote required to approve the issuance of FOFU Shares is the affirmative vote of the Board of Directors of FOFU.

3.15 Non-Contravention; Consents. The execution, delivery or performance of this Agreement or any of the other contracts referred to in this Agreement will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation or bylaws of FOFU; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of FOFU;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge this Agreement or to exercise any

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

remedy or obtain any relief under, any Legal Requirement or any Order to which FOFU, or any of the assets owned or used by the FOFU, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of FOFU or that otherwise relates to the business of any of the FOFU or to any of the assets owned or used by any of FOFU;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any FOFU Material contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such contract; (iii) accelerate the maturity or performance of any such FOFU Material contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such FOFU Material contract; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the FOFU (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the FOFU).

3.16 Valid Issuance. The FOFU Shares to be issued has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, however it will be subject to restriction on resale under the Securities Act.

3.17 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made or alleged to have been made by or on behalf of FOFU.

3.18 Over-the-Counter Bulletin Board Quotation. FOFU Common Stock is quoted on the OTC Markets Pink Sheets. There is no action or proceeding pending or, to FOFU’s Knowledge, threatened against FOFU by FINRA with respect to any intention by such entities to prohibit or terminate the quotation of FOFU Common Stock on the Pink Sheets.

3.19 Full Disclosure. To FOFU’s Knowledge, this Agreement does not, and the certificate referred to in Section 7.6 will not: (i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

ARTICLE V

Further Representations by both Parties

4.1       Common Stock.  MCIG agrees and acknowledges that FOFU is or may be designated a “shell” company and, as such, here may be no liquidity for the FOFU Shares. FOFU agrees and acknowledges that MCIG is a Securities Act of 1933 reporting company.

            4.2       Investment Intent. Each Shareholder understands and acknowledges that the MCIG Shares and FOFU Shares respectively are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933, as amended, for nonpublic offerings; and each of MCIG and FOFU makes the following representations and warranties, with the intent that the same may be relied upon in determining suitability of each of MCIG and FOFU as acquiring MCIG Shares and FOFU Shares respectively:

a)               The MCIG Shares and FOFU Shares respectively are being acquired solely for the account of the other Party, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the MCIG Shares and FOFU Shares respectively.

b)               Each Party agrees not to dispose of its MCIG Shares and FOFU Shares respectively or any portion thereof unless and until counsel for the MCIG or FOFU, as appropriate, shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder.

c)               Each of MCIG and FOFU, as applicable, Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.2).

d)               Each Party understands that its investment in the MCIG Shares and FOFU Shares respectively is not liquid, and each Party has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment.

4.3       Indemnification. Each of MCIG and FOFU recognizes that the offer of the MCIG Shares and FOFU Shares respectively herein (as referenced in Section 1.2) is based upon their  representations and warranties set forth and contained herein, and hereby agrees to indemnify and hold harmless the other Party, its current officers, directors, employees, representatives an agents, against all liability, costs or expenses (including reasonable attorney’s) arising as a result of any misrepresentation made herein by any such Party.

          4.4       Restricted Securities. Each of MCIG and FOFU understands and agrees that the certificate evidencing the MCIG Shares and FOFU Shares respectively will have a restrictive legend placed thereon stating that the MCIG Shares and FOFU Shares respectively have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the MCIG Shares and FOFU Shares respectively.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

ARTICLE V

Covenants Prior to the Closing

            5.1       Conduct of Business. Prior to the Closing, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither Party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither Party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

            5.2       Confidential Information.  Each Party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such Party shall not disclose or use such information in a manner contrary to the purposes of this Agreement except as required by federal and states securities laws.

            5.3       Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE VI

Conditions Precedent to the Performance of MCIG

            6.1       Conditions: MCIG’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI.  FOFU may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by FOFU of any other condition of or any of FOFU’s other rights or remedies, at law or in equity, if MCIG shall be in default of any of its representations, warranties or covenants under this Agreement.

            6.2       Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MCIG in this Agreement or in any written statement that shall be delivered to FOFU by MCIG under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

            6.3       Performance. MCIG shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

            6.4       Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MCIG on or before the Closing Date.

            6.5       Corporate Action. MCIG shall have obtained the approval of the MCIG Board of Directors for the transaction contemplated by this Agreement.

ARTICLE VII

Conditions Precedent to the Performance of FOFU

            7.1       Conditions. FOFU’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VII. MCIG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MCIG of any other condition of or any of MCIG’s rights or remedies, at law or in equity, if FOFU shall be in default of any of its representations, warranties or covenants under this Agreement.

            7.2       Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FOFU in this Agreement or in any written statement that shall be delivered to MCIG by FOFU under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

            7.3       Performance. FOFU shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing date.

            7.4       Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against FOFU on or before the Closing date.

            7.5       Corporate Action. FOFU shall have obtained the approval of the FOFU Board of Directors for the transaction contemplated by this Agreement.

ARTICLE VIII

Closing

            8.1       Closing. The closing of this Agreement shall be held at the offices of MCIG or FOFU, or at any mutually agreeable place, or by electronic exchange of documents following the original signatures.  Both Parties shall execute the Agreement on the same day and that date shall be deemed as the closing date (the “Closing Date”).  Prior to Closing, the following conditions to Closing must be satisfied:

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

(a)             MCIG shall deliver to FOFU (i) a signed Board of Directors resolution approving this Agreement, and (ii) a letter of instruction to its transfer agent together with a Board of Directors resolution authorizing the issuance of the MCIG Shares in the names of the FOFU.

(b)            FOFU shall deliver to MCIG (i) a signed Board of Directors resolution approving this Agreement, (ii) a letter of instruction to its transfer agent together with a Board of Directors resolution authorizing the issuance of the FOFU Shares in the names of the MCIG:  (iii) confirmation of the filing of Form 10 or a Registration Statement on Form S-1 such that FOFU becomes a reporting company on equal status with MCIG; and (iv) appointment of a designee of mCig to the Board of Directors of FOFU (with best efforts used to retain this designee during the duration of the time in which mCig holds FOFU Shares or three (3) years, whichever is sooner).

(c)             The Parties will execute a lock up agreement which shall include the standard provisions, including but not limited, to (i) a twelve (12) month hold on the ability to resell the respective FOFU Shares or MCIG Shares; (ii) a trickle out provision, following the twelve (12) month lock up, whereby each Party will be limited to selling no more than three percent (3%) of the aggregate sum of original number of shares and any true up shares each trading day; and (iii) a provision restricting each Party from shorting against their respective shares, transferring, hypothecating their respective shares, or otherwise encumbering their respective shares.

If the above conditions to Closing on not satisfied on or before December 31, 2015, this Agreement is terminated.

ARTICLE IX

Covenants Subsequent to the Closing Date

            9.1       Piggyback Registration.  If at any time while MCIG holds any FOFU Shares, FOFU proposes to register for sale for cash any of its Common Stock, for its own account or for the account of others, under the Securities Act of 1933 on any form for registration thereunder (the “Registration Statement”), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members

18 | Page

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

(including a registration on Form S-8) or (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, FOFU shall promptly (and in no event less than twenty (20) calendar days prior to the filing of such Registration Statement) give written notice thereof to MCIG (the “Company Notice”).  If MCIG wishes to include any MCIG Shares as a Piggyback Registration in the subject Registration Statement, MCIG shall provide written notice to FOFU specifying the number of MCIG Shares desired to be included (an “Inclusion Notice”) within ten (10) calendar days of the date of the FOFU Notice (the “Inclusion Period”).  FOFU shall include as a Piggyback Registration all of the MCIG Shares specified in the Inclusion Notices.

9.2          True-Up Date. The Parties agree to a True-Up date of the first Trading Day after the first anniversary of the Closing Date (the “True Up-Date”). If, on the True-Up Date, the value of the MCIG Shares or the value of the FOFU Shares shall be less than Five Hundred Thousand Dollars (based on the average Closing price of the common stock of each respective Party for the prior ten (10) Trading Days, as reported on the OTC Markets or any successor exchange, each Party, as applicable, shall issue additional shares such that the MCIG Shares or FOFU Shares, as appropriate, shall equal than Five Hundred Thousand Dollars. In the event FOFU has not filed a Form 10 level disclosure (resulting in FOFU not being deemed a “Shell” company); the representations and warranties of FOFU made in this Agreement are not true and accurate and FOFU has not breached this Agreement (and FOFU has confirmed to MCIG that they are true and correct as of the True-Up Date); or FOFU is not current in their filings with the OTC Markets or, if reporting with the Securities and Exchange Commission, current in their Securities and Exchange Commission filings, MCIG has no obligation to issue any additional shares. In the event the representations and warranties of MCIG made in this Agreement are not true and accurate and MCIG has not breached this Agreement (and MCIG has confirmed to FOFU that they are true and correct as of the True-Up Date); or MCIG is not current in their filings with the Securities and Exchange Commission filings or on the OPTC Markers, if appropriate, FOFU has no obligation to issue any additional shares.

9.3       Unwinding of Share Ownership. In the event that FOFU does not sell a minimum of Twenty-Five (25) franchises in the eighteen months from the date of this Agreement, at the sole discretion of MCIG, all MCIG Shares shall be returned to MCIG for cancellation and MCIG will return an equal (in value up) number of FOFU Shares to FOFU. In the event the FOFU Shares held by MCIG exceeds the value of the MCIG shares returned, MCIG shall retain the difference.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

ARTICLE X

Miscellaneous

            10.1     Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

            10.2     No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

            10.3     Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

            10.4     Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

            10.5     Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

            10.6     Choice of Law. This Agreement and its application shall be governed by the laws of Nevada without giving effect to the rules or principles of conflict of law.

            10.7     Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.8     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the address of each party as each first appears above.

            10.9     Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

            10.10   Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

            10.11   Finders. There are no finders in connection with this transaction.

           10.12   Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

            10.13   Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

            10.14   Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

            10.15   Termination, Amendment and Waiver.

            (a)       Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval of matters presented in connection with the share exchange between MCIG and FOFU:

(1)       By mutual written consent of MCIG and FOFU;

(2)            If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(3)            If the transaction shall not have been consummated on or before the Closing date, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(4)            By MCIG, if FOFU breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(5)            By FOFU, if MCIG breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

            (b)       Effect of Termination.  In the event of termination of this Agreement by either MCIG or FOFU, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MCIG or FOFU, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.

            (c)       Extension; Waiver.  At any time prior to the Closing, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            (d)       Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of MCIG or FOFU, action by its respective Board of Directors or the duly authorized designee of each such Board of Directors.

            10.16   No Interpretation Against Drafter.  There shall be no rule of interpretation against the drafter in drafting this Agreement.  All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

In witness whereof, the parties have executed this Agreement as of the Effective Date.

“MCIG”	“FOFU”
mCig, Inc. a Nevada corporation	Café Serendipity Holdings, Inc. a Nevada corporation

By: /s/ Paul Rosenberg	By: /s/ Mark V Noffke
Name: Paul Rosenberg	Name: Mark V Noffke
Title: Chief Executive Officer	Title: Chief Executive Officer

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AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

mCig, Inc.

and

CAFÉ SERENDIPITY HOLDINGS, INC.